UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

May 1, 2014 (April 29, 2014)
Date of report (Date of earliest event reported)

HERITAGE GLOBAL INC.
(Exact Name of Registrant as Specified in its Charter)

FLORIDA
(State or Other Jurisdiction of
Incorporation or Organization)

0-17973	59-2291344
(Commission File No.)	(I.R.S. Employer Identification No.)

1 Toronto Street, Suite 700, P.O. Box 3, Toronto, Ontario, Canada, M5C 2V6
(Address of Principal Executive Offices)

(416) 866-3000
(Registrants Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2014 and effective May 1, 2014 (the “Effective Date”), Heritage Global Inc. (the “Company” or “HGI”) entered into a Management Services Agreement (the “Agreement”) with Counsel Corporation (“Counsel”), a Canadian corporation incorporated in the province of Ontario.

Since 2001, Counsel beneficially owned the majority of the outstanding common stock of HGI, and provided certain business management services to HGI pursuant to a series of letter agreements. On March 20, 2014, Counsel declared a dividend in kind, consisting of the distribution, to Counsel shareholders, of Counsel’s entire holding of 20,644,481common shares of HGI. The dividend is payable on or about April 30, 2014 to shareholders of record at April 1, 2014.

In connection with this distribution, HGI and Counsel have entered into the Agreement in order to formalize the terms under which Counsel will continue to provide certain business management services to HGI.

Pursuant to the Agreement, Counsel, consistent with past practices, will provide HGI with business management services, which include financial and investment management and advisory services, preparation of regulatory filings, tax advisory services, board support services, patent portfolio administration, litigation strategy and management services and guidance regarding the administration of equity based compensation, as the board of directors of HGI (the “Board”) may request from time to time (collectively, the “Management Services”). The Management Services will include making available an individual who is qualified and willing to execute the duties of the principal financial officer of HGI. The following Counsel officers and personnel will be primarily responsible for providing the Management Services on behalf of Counsel: Executive Vice President, Secretary, Chief Financial Officer, a Tax Manager, an Accounting Manager and an Accounts Payable Clerk. Counsel will make itself available for the performance of the Management Services upon reasonable notice. Counsel will perform the Management Services at the times and places requested by the Board to meet the needs and requirements of HGI. The Agreement does not guarantee or imply that the personal services of any individual currently participating in HGI shall be provided throughout the term of the Agreement. Should HGI require the personal services of any specific individual, service arrangements will have to be entered into separately with such individual. Personal services provided by Allan Silber, President of HGI and Counsel, are subject to their own terms and conditions and the Agreement in no way alters or nullifies such terms and conditions, which shall remain in full force and effect.

Counsel will assist HGI in the ongoing operations of HGI’s asset liquidation business (the “Operation Services”). Counsel will make itself available for the performance of the Operation Services upon reasonable notice. Counsel will perform the Operation Services at the times and places requested by the Board to meet the needs and requirements of HGI.

HGI will pay to Counsel an annual management fee in an amount equal to $360,000 (the “Management Fee”). The Management Fee will be payable quarterly within thirty days following the end of each calendar quarter. Additionally, HGI will pay to Counsel an annual operations fee in an amount equal to $75,000 (the “Operations Fee”). The Operations Fee will be payable quarterly within thirty days following the end of each calendar quarter. In addition to the Management Fee and the Operations Fee, HGI shall pay directly or reimburse Counsel for Out-of-Pocket Expenses, which for purposes of the Agreement are defined as the reasonable amounts incurred by Counsel and/or its personnel from products and/or services of unaffiliated third parties delivered to HGI or Counsel and/or their respective personnel in connection with the Management Services and Operation Services. All direct payments and reimbursements for Out-of-Pocket Expenses shall be made promptly upon, or as soon as practicable after, presentation by Counsel to HGI of a statement in reasonable detail in connection therewith.

Interest at a rate per annum equal to the lesser of the then current rate announced from time to time by the Wall Street Journal as the “prime rate”, plus 2%, or the maximum rate allowable by law, will accrue and be payable by HGI on any unpaid Management Fee or Operations Fee until such amounts are paid.

The term of the Agreement (the “Term”) will be for an initial term of one year; however, the Agreement may be terminated at any time following the date hereof upon mutual agreement of HGI and Counsel. The Term will automatically renew for successive one year terms unless either Counsel or HGI give notice of its intent not to renew the Agreement within ninety days before the expiration of the initial term or any renewal term.

A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Agreement is a general description only and is qualified in its entirety by reference to Exhibit 10.1.

Item 5.01. Changes in Control of Registrant.

As disclosed in Item 1.01 above, on March 20, 2014, Counsel declared a dividend in kind, consisting of the distribution, to Counsel shareholders, of Counsel’s entire holding of 20,644,481common shares of HGI. The dividend is payable on or about April 30, 2014 to shareholders of record at April 1, 2014. As a result of this transaction, Counsel no longer controls HGI. To the knowledge of the Board, no single shareholder of HGI who received common shares of HGI will own in excess of 10% of the outstanding common shares of HGI.

Item 8.01 Other Events.

On April 28, 2014, the Company issued the press release attached hereto as Exhibit 99.1 announcing that its shares will be listed and begin trading on the Canadian Securities Exchange (“CSE”) on Tuesday, April 29, 2014 under the symbol HGP.

The CSE is a designated stock exchange pursuant to the Income Tax Act (Canada) (the “Act”). Consequently, commencing April 29, 2014, the Company’s shares will be a “qualified investment” in Canada for a registered retirement savings plan, registered retirement income fund, tax-free savings account, deferred profit sharing plan, registered education savings plan or registered disability savings plan for the purposes of the Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Exhibit

10.1	Management Services Agreement between Heritage Global Inc. and Counsel Corporation

99.1	Press Release dated April 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heritage Global Inc.

Date: May 1, 2014	By: /s/ Stephen A. Weintraub
Name: Stephen A. Weintraub
Title: Chief Financial Officer and
Corporate Secretary